Exhibit 99.1

DREAMWORKS ANIMATION REPORTS
FIRST QUARTER 2014 FINANCIAL RESULTS
________________________________________________________________________

Glendale, California - April 29, 2014 - DreamWorks Animation SKG, Inc. (Nasdaq: DWA) today announced financial results for its first quarter ended March 31, 2014. For the quarter, the Company reported total revenue of $147.2 million, a net loss attributable to the Company of $42.9 million, or a loss of $0.51 per share.

The Company’s first quarter 2014 results included an impairment charge of $57 million related to the performance of Mr. Peabody & Sherman in the worldwide theatrical market.

“The box office shortfall of Mr. Peabody & Sherman is evidence of the current challenges we face within our feature film segment, and restoring the strength in our core business is my number one priority today,” said Jeffrey Katzenberg, Chief Executive Officer of DreamWorks Animation. “Our next film is How to Train Your Dragon 2 on June 13, 2014, and I am confident that its performance will put us back on-track to once again reach the levels of box office success that we’ve achieved historically.”

The feature film segment contributed revenue of $110.1 million and a gross loss of $25.4 million to the first quarter.

Mr. Peabody & Sherman, which was released theatrically on March 7, 2014, has grossed $261 million at the worldwide box office to date. It contributed feature film revenue of $3.0 million to the first quarter and remains in an un-recouped position with the Company’s main distributor.

Turbo contributed feature film revenue of $22.3 million to the first quarter, primarily from domestic pay television. The film reached an estimated 4.8 million home entertainment units sold worldwide through the end of the first quarter, net of actual and estimated future returns.

The Croods contributed feature film revenue of $41.7 million to the first quarter, primarily from domestic pay television and home entertainment. The film reached an estimated 7.1 million home entertainment units sold worldwide through the end of the first quarter, net of actual and estimated future returns.

Rise of the Guardians and Madagascar 3: Europe’s Most Wanted contributed feature film revenue of $3.4 million and $1.8 million to the first quarter, respectively, primarily from home entertainment. Rise of the Guardians reached an estimated 5.5 million and Madagascar 3: Europe’s Most Wanted reached an estimated 9.1 million home entertainment units sold worldwide through the end of the first quarter, net of actual and estimated future returns.

Library titles contributed feature film revenue of $37.9 million to the first quarter.

The Television segment contributed revenue of $17.9 million and gross profit of $5.8 million to the first quarter, primarily from Classic Media content and DreamWorks Dragons: Riders of Berk on Cartoon Network.

The Consumer Products segment contributed revenue of $12.1 million and gross profit of $6.0 million to the first quarter.

The segment consisting of all other items contributed revenue of $7.1 million and gross profit of approximately $200 thousand to the first quarter. As a part of the segment, AwesomenessTV contributed revenue of $4.1 million and a gross loss of $80 thousand to the first quarter.

Costs of revenue for the first quarter equaled $160.7 million. Selling, general and administrative expenses totaled $49.7 million, including $5.1 million of stock-based compensation expense.

The Company’s income tax benefit for the first quarter was $22.5 million. The Company’s combined effective tax rate, its actual tax rate coupled with the effect of a tax sharing agreement with a former stockholder, was approximately 35.5% for the first quarter.

Significant second quarter 2014 events include the theatrical release of How to Train Your Dragon 2 and the release of The Croods into international pay television markets.

Items related to the earnings press release for the first quarter of 2014 will be discussed in more detail on the Company’s earnings conference call later today.

Conference Call Information
DreamWorks Animation will host a conference call and webcast to discuss the results on Tuesday, April 29, 2014, at 4:30 p.m. (ET). Investors can access the call by dialing (800) 230-1085 in the U.S. and (612) 332-0107 internationally and identifying “DreamWorks Animation Earnings” to the operator. The call will also be available via live webcast at ir.dreamworksanimation.com.
A replay of the conference call will be available shortly after the call ends on Tuesday, April 29, 2014. To access the replay, dial (800) 475-6701 in the U.S. and (320) 365-3844 internationally and enter 323099 as the conference ID number. Both the earnings release and archived webcast will be available on the Company’s website at ir.dreamworksanimation.com.

About DreamWorks Animation
DreamWorks Animation creates high-quality entertainment, including CG animated feature films, television specials and series and live entertainment properties, meant for audiences around the world. The Company has world-class creative talent, a strong and experienced management team and advanced filmmaking technology and techniques. DreamWorks Animation has been named one of the “100 Best Companies to Work For” by FORTUNE® Magazine for five consecutive years. In 2013, DreamWorks Animation ranks #12 on the list.  All of DreamWorks Animation’s feature films are produced in 3D. The Company has theatrically released a total of 28 animated feature films, including the franchise properties of Shrek, Madagascar, Kung Fu Panda, How to Train Your Dragon, Puss In Boots, and The Croods.

Contact:
Davin Lincoln
DreamWorks Animation Investor Relations
(818) 695-6472
davin.lincoln@dreamworks.com

Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s plans, prospects, strategies, proposals and our beliefs and expectations concerning performance of our current and future releases and anticipated talent, directors and storyline for our upcoming films and other projects, constitute forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of DreamWorks Animation SKG, Inc. These risks and uncertainties include: audience acceptance of our films, our dependence on the success of a limited number of releases each year, the increasing cost of producing and marketing feature films, piracy of motion pictures, the effect of rapid technological change or alternative forms of entertainment and our need to protect our proprietary technology and enhance or develop new technology. In addition, due to the uncertainties and risks involved in the development and production of animated feature projects, the release dates for the projects described in this document may be delayed. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our most recent quarterly reports on Form 10-Q. DreamWorks Animation is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

DREAMWORKS ANIMATION SKG, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2014	December 31, 2013
	(in thousands, except par value and share amounts)
Assets
Cash and cash equivalents	$69,648	$95,467
Trade accounts receivable, net of allowance for doubtful accounts	148,922	130,744
Receivables from distributors, net of allowance for doubtful accounts	203,934	283,226
Film and other inventory costs, net	914,634	943,486
Prepaid expenses	20,236	20,555
Other assets	28,505	23,385
Investments in unconsolidated entities	44,290	38,542
Property, plant and equipment, net of accumulated depreciation and amortization	183,152	186,670
Deferred taxes, net	244,664	221,920
Intangible assets, net of accumulated amortization	147,605	150,511
Goodwill	179,294	179,722
Total assets	$2,184,884	$2,274,228
Liabilities and Equity
Liabilities:
Accounts payable	$5,684	$5,807
Accrued liabilities	214,861	263,668
Payable to former stockholder	263,390	262,309
Deferred revenue and other advances	29,131	36,425
Senior unsecured notes	300,000	300,000
Total liabilities	813,066	868,209
Commitments and contingencies
Equity:
DreamWorks Animation SKG, Inc. Stockholders' Equity:
Class A common stock, par value $0.01 per share, 350,000,000 shares authorized, 104,279,149 and 104,155,993 shares issued, as of March 31, 2014 and December 31, 2013, respectively	1,043	1,042
Class B common stock, par value $0.01 per share, 150,000,000 shares authorized, 7,838,731 shares issued and outstanding, as of March 31, 2014 and December 31, 2013	78	78
Additional paid-in capital	1,109,461	1,100,101
Accumulated other comprehensive loss	(468)	(600)
Retained earnings	1,029,462	1,072,398
Less: Class A Treasury common stock, at cost, 27,482,030 and 27,439,119 shares, as of March 31, 2014 and December 31, 2013, respectively	(769,502)	(768,224)
Total DreamWorks Animation SKG, Inc. stockholders' equity	1,370,074	1,404,795
Non-controlling interests	1,744	1,224
Total equity	1,371,818	1,406,019
Total liabilities and equity	$2,184,884	$2,274,228

DREAMWORKS ANIMATION SKG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
	(in thousands, except per share amounts)
Revenues	$147,241	$134,648
Costs of revenues	160,689	85,521
Gross (loss) profit	(13,448)	49,127
Product development	540	963
Selling, general and administrative expenses	49,679	42,789
Other operating income	(1,672)	—
Operating (loss) income	(61,995)	5,375

Non-operating income (expense):
Interest (expense) income, net	(1,773)	863
Other income, net	1,218	992
Decrease (increase) in income tax benefit payable to former stockholder	927	(698)
(Loss) income before loss from equity method investees and income taxes	(61,623)	6,532

Loss from equity method investees	3,260	—
(Loss) income before income taxes	(64,883)	6,532
(Benefit) provision for income taxes	(22,467)	418
Net (loss) income	(42,416)	6,114
Less: Net income attributable to non-controlling interests	520	537
Net (loss) income attributable to DreamWorks Animation SKG, Inc.	$(42,936)	$5,577

Net (loss) income per share of common stock attributable to DreamWorks Animation SKG, Inc.
Basic net (loss) income per share	$(0.51)	$0.07
Diluted net (loss) income per share	$(0.51)	$0.07
Shares used in computing net (loss) income per share
Basic	84,484	84,671
Diluted	84,484	85,265

DREAMWORKS ANIMATION SKG, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
	(in thousands)
Operating activities
Net (loss) income	$(42,416)	$6,114
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Amortization and write-off of film and other inventory costs(1)	145,412	60,042
Amortization of intangible assets	3,154	1,686
Stock-based compensation expense	5,309	4,075
Amortization of deferred financing costs	242	—
Depreciation and amortization	1,081	983
Revenue earned against deferred revenue and other advances	(16,188)	(11,153)
Income related to investment contributions	(1,672)	—
Loss from equity method investees	3,260	—
Deferred taxes, net	(22,314)	231
Changes in operating assets and liabilities:
Trade accounts receivable	(19,091)	4,119
Receivables from distributors	79,267	52,231
Film and other inventory costs	(122,837)	(109,346)
Intangible assets	—	1,015
Prepaid expenses and other assets	(4,870)	(6,367)
Accounts payable and accrued liabilities	(48,594)	6,590
Payable to former stockholder	1,080	(25,700)
Income taxes payable/receivable, net	(658)	2,521
Deferred revenue and other advances	27,348	54,641
Net cash (used in) provided by operating activities	(12,487)	41,682
Investing activities
Investments in unconsolidated entities	(7,000)	(500)
Purchases of property, plant and equipment	(5,711)	(8,088)
Net cash used in investing activities	(12,711)	(8,588)
Financing activities
Proceeds from stock option exercises	261	—
Purchase of treasury stock	(1,278)	(16,552)
Net cash used in financing activities	(1,017)	(16,552)
Effect of exchange rate changes on cash and cash equivalents	396	447
(Decrease) increase in cash and cash equivalents	(25,819)	16,989
Cash and cash equivalents at beginning of period	95,467	59,246
Cash and cash equivalents at end of period	$69,648	$76,235

Non-cash investing activities:
Intellectual property and technology licenses granted in exchange for equity interest	$1,294	$—
Services provided in exchange for equity interest	383	—
Total non-cash investing activities	$1,677	$—

Supplemental disclosure of cash flow information:
Cash paid (refunded) during the period for income taxes, net	$503	$(2,278)
Cash paid during the period for interest, net of amounts capitalized	$7,515	$217
(1) Included within this amount is depreciation and amortization, interest expense and stock-based compensation previously capitalized to "Film and other inventory costs." During the three months ended March 31, 2014 and 2013, these amounts totaled $8,821 and $5,603, respectively.

Non-GAAP Financial Measures

In connection with our issuance of high-yield notes in August 2013, we began to use Adjusted EBITDA to provide investors a measure of our ability to make our interest payments on the Notes. We define Adjusted EBITDA as net income before provision for income taxes, loss from equity method investees, increase/decrease in income tax benefit payable to former stockholder, other income, net, interest income, net, other non-cash operating income, depreciation and amortization, stock-based compensation expense, impairments and other charges and certain components of amortization of film and other inventory costs (refer to the reconciliation below). Although the indenture governing the notes does not include covenants based on Adjusted EBITDA, we believe that our investors and noteholders use Adjusted EBITDA as one indicator of our ability to comply with our debt covenants because Adjusted EBITDA is similar to the consolidated cash flow measure described in the indenture (refer to our Current Report on Form 8-K filed on August 14, 2013). Although consolidated cash flow is not a financial covenant under the indenture, it is a measure that is used to determine our ability to make certain restricted payments and incur additional indebtedness in accordance with the terms of the indenture.

Adjusted EBITDA is not prepared in accordance with GAAP. We believe the use of this non-GAAP measure on a consolidated basis assists investors in comparing our ongoing operating performance between periods. Adjusted EBITDA provides a supplemental presentation of our operating performance and generally includes adjustments for unusual or non-operational activities. We may not determine Adjusted EBITDA in a manner consistent with the methodologies used by other companies. Adjusted EBITDA (a) does not represent our operating income or cash flows from operating activities as defined by GAAP; (b) does not include all of the adjustments used to compute consolidated cash flow for purposes of the covenants applicable to the Notes; (c) is not necessarily indicative of cash available to fund our cash flow needs; and (d) should not be considered as an alternative to net income, operating income, cash provided by operating activities or our other financial information as determined under GAAP. Our presentation of Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or nonrecurring items. We believe that net income is the most directly comparable GAAP measure to Adjusted EBITDA. Accordingly, the following table presents a reconciliation of net income (or loss) to Adjusted EBITDA (in thousands). In addition, as Adjusted EBITDA is also used as a liquidity measure, the following table presents a reconciliation of Adjusted EBITDA to cash flow from (used in) operating activities (in thousands):

DREAMWORKS ANIMATION SKG, INC.
ADJUSTED EBITDA RECONCILIATIONS
(Unaudited)

Three Month Ended
March 31, 2014
(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(42,416)
Benefit for income taxes	(22,467)
Loss from equity method investees	3,260
Decrease in income tax benefit payable to former stockholder	(927)
Other income, net	(1,218)
Interest expense, net	1,773
Operating loss	(61,995)
Income related to investment contributions	(1,672)
Amounts included in amortization of film and other inventory costs(1)	8,821
Film impairment	57,074
Depreciation and amortization(2)	4,235
Stock-based compensation expense	5,309
Adjusted EBITDA	$11,772

Reconciliation of Adjusted EBITDA to Cash Used in Operating Activities:
Adjusted EBITDA	$11,772
Amortization and write-off of film and other inventory costs(3)	79,517
Revenue earned against deferred revenue and other advances	(16,188)
Other income, net	1,218
Interest expense, net	(1,773)
Net refund from income taxes and stockholder payable	1,498
Changes in certain operating asset and liability accounts	(88,531)
Cash used in operating activities	$(12,487)

(1) Amortization of film and other inventory costs in any period includes depreciation and amortization, interest expense and stock-based compensation expense that were capitalized as part of film and other inventory costs in the period that those charges were incurred. For purposes of Adjusted EBITDA, we add back the portion of amortization of film and other inventory costs that represents amounts previously capitalized as depreciation and amortization, interest expense and stock-based compensation expense.
(2) Includes amortization of intangible assets classified within costs of revenues.
(3) Represents the remaining portion of amortization and write-off of film and other inventory costs not already included in Adjusted EBITDA (refer to reconciliation of net loss to Adjusted EBITDA).